                                                                     EXHIBIT 3.5

                                                         State of Delaware
                                                        Secretary of State
                                                     Division of Corporations
                                                   Delivered 12:20 PM 03/24/2004
                                                     FILED 11:45 AM 03/24/2004
                                                   SRV 040216063 - 2831403 FILE

                                STATE OF DELAWARE
                            CERTIFICATE OF REVIVAL OF
                      A DELAWARE LIMITED LIABILITY COMPANY
                        PURSUANT TO TITLE 6, SEC. 18-1109

1.   Name of Limited Liability Company Siebe Automotive North America de Mexico
     Holding LLC.

2.   Date of original filing with Delaware Secretary of State December 10, 1997.

3.   The name and address of the registered agent is The Corporation Trust
     Company, 1209 Orange Street, Wilmington, DE 19801.

4.   (Insert any other matters the members determine to include herein).

     ___________________________________________________________________________

     ___________________________________________________________________________

     ___________________________________________________________________________

     ___________________________________________________________________________

5.   This Certificate of Revival is being filed by one or more persons authorized to Execute and file the Certificate of Revival.

I, Donald P. Ingols, Authorized Person of the above named limited liability company do hereby certify that this limited liability company is paying all annual taxes, penalties and interest due to the State of Delaware.

                                        By: /s/ Donald P. Ingols
                                            ------------------------------------
                                            Authorized Person

                                        Name: Donald P. Ingols
                                              Print of Type

                                STATE OF DELAWARE
                            CERTIFICATE OF AMENDMENT
                                       OF

Siebe Automotive North America de Mexico Holding LLC

1.   Name of Limited Liability Company: Siebe Automotive North America de Mexico
     Holding LLC

2.   The Certificate of Formation of the limited liability company is hereby amended as follows: Name shall be changed to Cooper-Standard Automotive
     Fluid Systems Mexico Holding LLC___________________________________________

     ___________________________________________________________________________
                            [set forth amendment(s)]

IN WITNESS WHEREOF, the undersigned have executed this Certificate on the 3rd day of June, A.D. 2004.

                                        By: /s/ James E. Kline
                                            ------------------------------------
                                            Authorized Person(s)

                                        Name: James E. Kline
                                              Print of Type